                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]     Preliminary Information Statement
[  ]     Confidential, For Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                          DALTEX MEDICAL SCIENCES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on the table below per Exchange Act Rules 14c-5(g) and
         0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $

         (4)      Proposed maximum aggregate value of transaction: $

         (5)      Total fee paid: $

         [  ]     Fee paid previously with preliminary materials.

         [  ]     Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                              INFORMATION STATEMENT

              TO THE SHAREHOLDERS OF DALTEX MEDICAL SCIENCES, INC.:

     The following actions have been approved by a majority of the shareholders and the board of directors of Daltex Medical Sciences, Inc.:

         1. REVERSE STOCK SPLIT. We have approved a 50-to-1 reverse stock split of the outstanding common stock.

         2. AMENDMENT TO CERTIFICATE OF INCORPORATION. We have approved an amendment to our Certificate of Incorporation that when effective, will fix the number of authorized shares of our preferred stock at 5,000,000 shares and the common stock at 50,000,000 shares and to change our name to ii Group, Inc. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is attached to this document as Annex A.

         3. ELECTION OF DIRECTORS. Four directors have been elected to our Board of Directors until our next annual meeting or until their successors have been qualified;

         4. STOCK OPTION PLAN. Our 1999 Stock Option Plan has been approved. The 1999 Plan is attached to this document as Annex B.

                                      By the Order of the Board of Directors,

                                      Bruce Hausman
                                      President and Chief Executive Officer

Boca Raton, Florida
October 29, 1999

                              INFORMATION STATEMENT
                        OF DALTEX MEDICAL SCIENCES, INC.

     This document provides you with detailed information about matters recently approved by our board of directors and a majority of our shareholders. We encourage you to read the entire document carefully, including all of its annexes. We especially encourage you to read the "Risk Factors" section which begins on page 8. You may obtain additional information about us from documents we have filed with the SEC.

     We expect the shareholder action approving the amendment to become effective on or about November 22, 1999. Our board of directors has fixed the close of business on September 30, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. Holders of 2,122,524 shares of our preferred stock and common stock, representing approximately 94% of our outstanding voting power, have approved the above items. The approval of the amendment will require the written consent of the holders of a majority of the outstanding shares of our common stock. As of September 30, 1999, there were 272,654 outstanding shares of our common stock and approximately 455 holders of record of our common stock and 95,000 shares of our preferred stock held by four holders that are convertible into 1,900,000 shares of common stock and have a similar number of votes. No meeting of the shareholders is being held in connection with the approval of the amendment and no proxies or consents are being solicited in connection with this information statement.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

           The date of this information statement is October 29, 1999

     We will mail this document to our shareholders beginning on or about November 1, 1999.

     We have not authorized anyone to give any information or make any representation about the matters discussed in this document that differs from or adds to the information in this document or any of the Annexes attached to this document. Therefore, if anyone does give you different or additional information, you should not rely on it. The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                        WHO CAN HELP ANSWER MY QUESTIONS?

If you have more questions about the stock issuance and the associated change in control, the amendment to our certificate of incorporation, the election of directors or the other matters to be voted upon, you should contact Mr. Bruce Hausman at:

                          Daltex Medical Sciences, Inc.
                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434
                            Telephone: (561) 470-6005
                               Fax: (561) 488-3419

                                   THE COMPANY

DALTEX MEDICAL SCIENCES, INC.
7777 Glades Road, Suite 211
Boca Raton, Florida 33431
(561) 470-6005

         Daltex is a "blank check" or "blind pool" company. Daltex now seeks acquisition possibilities throughout the United States and to make acquisitions or enter into other business endeavors to the extent its limited assets will allow. The current business objective of Daltex is to effect a merger, exchange of capital stock, asset acquisition or other business combination with one or more operating businesses (a "Target Business") which Daltex believes has significant growth potential.

                  SUMMARY SELECTED HISTORICAL FINANCIAL DATA

         The summary selected historical financial data for Daltex presented below for each of the two years ended and as of July 31, 1999 and 1998 have been derived from the audited consolidated financial statements of Daltex as adjusted for the reverse stock split. The data should be read in conjunction with the consolidated financial statements, related notes, management's discussion and analysis, and other financial information which are included in the Form 10-KSB for the year ended July 31, 1999 being mailed with this document.

                                                                    1999              1998
                                                                    ----              ----
Revenues                                                                    -           272,138

Income from operations before extraordinary item                      (19,516)            6,169

Extraordinary item:                                                         -           871,760
Net income (loss)                                                     (19,516)          877,929

Dividends on Series A convertible preferred stock
  from discount at issuance                                          (890,000)                -
                                                                 ------------       -----------

Net income (loss) applicable to common shareholders              $   (909,516)      $   877,929
                                                                 ============       ===========

Basic and diluted net income (loss) per share information:
    Net income loss before extraordinary item                    $      (4.46)      $       .00
                                                                 ============       ===========
    Extraordinary item                                           $        .00       $      5.08
                                                                 ============       ===========
    Net income (loss) per share                                  $      (4.46)      $      5.08
                                                                 ============       ===========
    Weighted average number of common shares                          203,996           172,660
                                                                 ============       ===========

                                                                          July 31, 1999
                                                                          -------------
                                                                    Actual            Pro Forma
                                                                    ------            ---------
Balance Sheet Data:
Total current assets......................                               $541        $1,200,541
Total assets..............................                                541         1,241,541
Total current liabilities.................                            107,682           107,682
Shareholders' equity (deficit)............                           (107,141)        1,092,318


                           MARKET PRICE AND DIVIDEND INFORMATION

         Daltex's Common Stock is currently listed on the OTC Bulletin Board under the symbol "DLTX".

         The following tables set forth the range of high- and low-bid prices for Daltex's Common Stock for each quarterly period beginning August 1, 1997 as reported by the NASD OTC Bulletin Board. The following over-the-counter market quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions. As there has been limited trading, many of the prices reflect the closest transaction to the end of the period.

                                                  High                  Low
                                                  ----                  ---
Fiscal 1998
-----------
1st Quarter Ended October 31, 1997               .14                    .125
2nd Quarter Ended January 31, 1998               .125                   .08
3rd Quarter Ended April 30, 1998                 .125                   .07
4th Quarter Ended July 31, 1998                  .09                    .04

Fiscal 1999
-----------
1st Quarter Ended October 31, 1998               .015                   .015
2nd Quarter Ended January 31, 1999               .013                   .013
3rd Quarter Ended April 30, 1999                 .04                    .04
4th Quarter Ended July 31, 1999                  .035                   .031

         There were approximately 455 record holders of common stock as of September 1, 1999.

Dividend Policy

         We have not paid any cash dividends on our common stock or preferred stock since our inception. We presently intend to retain future earnings, if any, to finance the expansion of our business and do not anticipate that any cash dividends will be paid in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

RECORD DATE

     Our board of directors has fixed the close of business on September 30, 1999 as the record date for determining holders of our common stock entitled to notice of this information statement.

          AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES TO 5,000,000 SHARES OF PREFERRED STOCK AND 50,000,000
                  SHARES OF COMMON STOCK AND TO CHANGE THE NAME

     Our Board of Directors and a majority of our shareholders has approved an amendment to our Certificate of Incorporation for the purpose of increasing the number of Daltex's authorized capital to 5,000,000 shares of preferred stock and 50,000,000 shares of common stock. A copy of this amendment is attached to this document as Annex A.

     Our shareholders do not have preemptive rights to subscribe for or purchase any of the additional shares of common stock to be authorized. Additional shares of common stock could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The future issuance of additional shares of common stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.

     After the amendment to our Certificate of Incorporation is effective, no further approval of the shareholders would be required for the issuance of shares of common stock as authorized by the amendment and, absent any legal requirements, it is not contemplated that further approval of the holders of common stock would be sought for issuance of any shares authorized by the amendment. Daltex has no present plans to issue any shares of preferred stock. Although it has no agreements to do so, Daltex expects to issue additional shares of common stock in the future for acquisitions and to raise additional capital.

     This amendment could make it more difficult to acquire control of Daltex and thereby discourage attempts to do so, even though our shareholders may deem such an acquisition desirable. Issuance of shares of common stock could dilute the ownership interest and voting power of our shareholders who may seek control of Daltex. Shares of preferred and common stock could be issued in a private placement to one or more organizations sympathetic to us and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of Daltex. To the extent that it impedes any such attempts, the amendment may serve to perpetuate our management.

     Although we have from time to time considered the issuance of additional securities in connection with a strategic alliance or acquisition, we do not have any present plans, agreements or arrangements for the issuance of shares of preferred stock or common stock in excess of the number of such shares presently authorized in connection with any particular transaction. We do not anticipate soliciting the vote of our shareholders to authorize the issuance of shares of the common stock unless otherwise required under the Delaware General Corporation Law, our certificate of incorporation or our bylaws.

         Our Board of Directors and a majority of our shareholders has approved of an amendment to our certificate of incorporation to change our name to iiGroup, Inc. Our primary focus is now in the Internet and information technology area and we have changed its name to more accurately reflect its planned business.

                               REVERSE STOCK SPLIT

        The Board of Directors and holders of a majority of outstanding shares have approved a 50-for-1 reverse stock split of Daltex's outstanding common stock. As a result of the split, the 18,632,699 shares outstanding would become 372,653 shares, the 95,000 shares of Series A Convertible Preferred Stock currently outstanding will be convertible into 1,900,000 shares and the MCG Fund will own 8,000,000 shares.

     As Daltex has been inactive since 1998 and presently has no assets or on-going operations, it believes that the acquisition of any business would include the issuance of shares of the common stock as part of the purchase price. Therefore, management believes that the reverse stock split would provide sufficient authorized but unissued shares of common stock to permit Daltex to issue a controlling interest in the Company to any prospective acquisition candidate.

     Daltex believes the completion of the reverse stock split may not cause the trading price of the common stock to increase proportionately although there can be no assurance since there is currently a limited trading market.

                              ELECTION OF DIRECTORS

         Four directors have been elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified or until their earlier resignation, removal from office or death.

         The following table sets forth as the names, ages and positions held with respect to our directors and executive officers:

                  Name               Age        Since                           Position
                  ----               ---        -----                           --------
Louis R.M. Del Guercio, M.D.          69       1983       Chairman of the Board, Director, Member of the
                                                          Executive Committee

C. Lawrence Rutstein                  55       1997       Director

Herbert J. Mitchele, Jr.              69       1983       Secretary, Treasurer, Chief Financial Officer,
                                                          Director, Member of the Executive Committee

Bruce Hausman, Esq.                   69       1993       President, Chief Executive Officer, Director, Member
                                                          of the Executive Committee

         All directors hold office until the next annual meeting of stockholders of Daltex or until their successors are elected and quality. Due to its extremely limited financial resources, Daltex has not held an annual meeting of stockholders since July 1991. Executive officers hold office until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

         The principal occupations and business experience of each director and executive officer are as follows:

         Louis R.M. Del Guercio, M.D. has been a director since he co-founded Daltex in 1983 He is a Professor and the Chairman of the Department of Surgery at New York Medical College and Chief of Surgery at Westchester County Medical Center. He is also a Consultant in Surgery to ten hospitals in New York and Connecticut. Dr. Del Guercio has served on a number of national public advisory committees concerned with health care issues. He is a Colonel in the U.S. Army Reserves. Dr. Del Guercio's publications include three books and over 300 scientific articles. Dr. Del Guercio received his B.S. in 1949 from Fordham University and his M.D. in 1953 from Yale University School of Medicine.

         C. Lawrence Rutstein has been a director since December 1997. Between May 1997 and June 1998 Mr. Rutstein had served as Chairman, CEO and president of Regenesis Holdings Corporation. Since 1995 he also served as president of CapQuest Partners, Inc. a company which has made several investments in emerging software companies. A Harvard Law School graduate, Mr. Rutstein has practiced corporate, banking and securities law in Philadelphia, Pennsylvania. Mr. Rutstein previously served as Chief Counsel to the Pennsylvania Department of Banking from 1971 to 1972, and served as Resident Counsel to a major Philadelphia bank. From 1989 to 1991 he served as Chairman of the Board of Cedar Group, Inc., a Nasdaq listed importer and distributor of fasteners. From 1992 until 1994 he was a General Partner of the Memphis Chicks AA baseball club and during 1995 he was chairman of the Rittenhouse Group, Inc., a private consulting company. Mr. Rutstein currently serves on the board of directors of Packquistion Corp. and Future Graph, Inc., privately held companies and Gourmentmarket.com, Inc.

         Herbert J. Mitschele, Jr. has been a director since he co-founded Daltex in 1983. He was Chairman of the Board of Robert J. Baer, Inc., a family-owned, ready-mix concrete company headquartered in Roseland, New Jersey, until his retirement in August, 1993. This company has two other divisions: Baer Enterprises, Inc., a real estate and trucking company, and Baer Aggregates, a quarrying company. Mr. Mitschele is owner and President of Ambassador Arabian Farms, Inc., a horse breeding company. He is a former director of Livingston National Bank and First Jersey National West, banking institutions, and a director of Health Full-Life, a health maintenance organization. Mr. Mitschele graduated from Fordham University with a B.S. degree in Political Science and Administration in 1951.

         Bruce Hausman, Esq. has been President and Chief Executive Officer since May 18, 1995. He has been a director and member of the Executive Committee since December 1993. Mr. Hausman served as Principal Executive Officer for Belding Heminway Company, Inc., a textile manufacturer and distributor from May 1992 to July 1993. He was Senior Vice President of Belding Heminway. from February 1988 to May 1992. He had served as a director of Plastigone Technologies, Inc., a biodegradable plastics manufacturing company, from August 1992 until September 1997, and was a director of Circa Pharmaceuticals Inc. from June 1990 until July 13, 1995, when Circa merged with Watson Pharmaceuticals, Inc. Mr. Hausman also serves as an honorary trustee of Beth Israel Medical Center in New York and an honorary trustee of the Schnurmacher Nursing Home, a division of Beth Israel Medical Center, and was formerly chairman of its quality assurance committee. Mr. Hausman received his B.A. in Economics from Brown University in 1951, his M. S. from the School of Business of the University with a major in Management and Marketing in 1952 and his J. D. from New York Law School in 1979.

Meetings and Committees of the Board of Directors

         During fiscal 1999, the Board of Directors held two telephonic meetings and took actions by written consent on two occasions. During Fiscal 1999, no director attended fewer than 75% of the number of meetings of the Board of Directors held during the period such director served on the Board.

Executive Compensation

                           Summary Compensation Table

         The following table sets forth information concerning the compensation received by the current Chief Executive Officer of Daltex and the former President and Chief Operating Officer of Daltex.


                                                                                    Long Term Compensation
                                        Annual Compensation                             Awards Payouts
                                        -------------------                             --------------
    Name and                                                             Other Annual                      All Other
Principal Position                Year     Salary ($)     Bonus ($)      Compensation     Options (#)   Compensation ($)
------------------                ----     ----------     ---------      ------------     -----------   ----------------

Bruce Hausman, President          1999         --            --               --              --               --
Chief Executive Officer           1998         --            --               --             5,000             --
                                  1997         --            --               --              --               --

The following table sets forth information concerning the exercise of stock options granted to the former and current executive officers named in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

                                                                                                Value of Unexercised
                                                                    Number of Unexercised        In-the-Money Options
                                                                    Options at FY/End (#)            At FY End ($)
                                                                    ---------------------            -------------
                          Shares Acquired          Value                 Exercisable/                Exercisable/
         Name             On Exercise (#)       Released ($)            Unexercisable                Unexercisable
         ----             ---------------       ------------            -------------                -------------

Bruce Hausman                    --                  --                   10,000                       $7,500/0

Harvey S.S. Miller               --                  --                    5,500                       $9,625/0

(1)      Based on a market price of $0.045 as of June 30, 1999.

Other Arrangements

         In November 1993, Daltex entered into a consulting arrangement with Mr. Bruce Hausman, in connection with which Mr. Hausman agreed to serve as a member of Daltex's Board of Directors and Executive Committee. Mr. Hausman received compensation consisting of non-qualified stock options to purchase an aggregate of 5,000 shares of Daltex's Common Stock at an exercise price of $6.50 per share. Mr. Hausman is also eligible to receive a cash bonus of up to $60,000 to be granted solely within the discretion of the Board of Directors of Daltex as Daltex's cash flow permits or upon a change of control of Daltex. On May 18, 1995, the Board of Directors appointed Mr. Hausman to serve as President and Chief Executive Officer of Daltex. Mr. Hausman receives reimbursement of his reasonable expenses incurred in the conduct of Daltex's business. On December 23, 1997 the Board of Directors approved repricing of this option to $1.50 per share.

         In March 1996, Mr. Hausman was granted a non-qualified option to purchase an aggregate of 5,000 shares of Common Stock of Daltex at an exercise price of $4.50 per share, based on the current market price at that time, in lieu of cash compensation for Mr. Hausman's services as President and Chief Executive Officer of Daltex since May 1995. On December 23, 1997 the Board of Directors approved repricing of this option to $1.50 per share.

         Mr. Miller currently holds nonqualified stock options, due to expire in September 2002, to purchase an aggregate of 5,500 shares of Common Stock at an exercise price of $0.50.

Compensation of Directors

         No compensation of directors has been paid since 1989.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of September 30, 1999 with respect to holdings of Daltex's Common Stock by each person known by Daltex to be the beneficial owner of more than 5% of the total number of shares of Common Stock and Series A Convertible Preferred Stock outstanding as of such date and by each current director and by all current directors and officers as a group. The table assumes the conversion of all outstanding Series A Preferred Stock. Each beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name in the following table, except as otherwise disclosed in the footnotes to the table or in the paragraph following the table:


                     Name and Address                           Amount and Nature of            Percentage of
                    of Beneficial Owner                         Beneficial Ownership        Outstanding Shares (1)
                    -------------------                         --------------------        ----------------------

Louis R.M. Del Guercio, M.D.                                           14,686                          *

Herbert J. Mitschele, Jr.                                               9,168(2)                       *

C. Lawrence Rutstein                                                  666,672(3)                    29.3

Bruce Hausman                                                         300,100                       13.2
MCG Partners, Inc.
7777 Glades Road, Suite 211
Boca Raton, Florida 33434                                            600, 006(5)                    26.4
Robert Hausman
1900 Corporate Boulevard., Suite 400
Boca Raton, Florida 33431                                             600,006(6)                    26.4
All executive officers and directors
as a group (four persons)                                             990,626                       43.6

*        Less than 1%.

(1)      Based on 2,272,654 shares of Common Stock outstanding.

(2) Includes 1,328 shares of Common Stock beneficially owned by Robert J. Baer, Inc., of which Mr. Mitschele is a control person, and 4,000 shares of Common Stock beneficially owned jointly by Mr. Mitschele and his wife. The above table does not include: an aggregate of 120 shares of Common Stock beneficially owned by trusts of which Mr. Mitschele's daughters are the beneficiaries and his wife is the trustee. Mr. Mitschele disclaims beneficial ownership of such shares held in trust.

(3) Includes (i) 533,340 shares underlying 26,667 shares of Series A Convertible Preferred Stock held by MCG Partners, Inc., (ii) 66,666 shares of Common Stock held by MCG Partners, Inc., of which Mr. Rutstein is an officer, director and principal shareholder, and (iii) 66,666 shares of Common Stock held be Mr. Rutstein.

(4) Includes 300,000 shares underlying 15,000 shares of Series A Convertible Preferred Stock and 100 shares owned by Bruce Hausman through a Keough Plan Account and options to purchase an aggregate of 10,000 shares of Common Stock of Daltex, which options are currently exercisable.

(5) Includes 533,340 shares underlying 26,667 shares of Series A Convertible Preferred Stock and 66,666 shares of Common Stock held by MCG Partners, Inc.

(6) Includes 533,340 shares underlying 26,667 shares of Series A Convertible Preferred Stock and 66,666 shares of Common Stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Daltex's directors and executive officers, and persons who own more than ten percent of a registered class of Daltex's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Daltex. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Daltex with copies of all Section 16 (a) forms they file.

         To Daltex's knowledge, based solely on review of the copies of such reports furnished to Daltex, all Section 16(a) filing reports were timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Daltex has adopted a policy that no officer, director or affiliate may engage in any transactions with Daltex or any of its subsidiaries unless such transactions have been approved by a majority of Daltex's directors who have no interest in the transactions. Daltex anticipates that all related party transactions will be on terms and conditions at least as favorable to Daltex as Daltex could obtain in dealing with unrelated parties.

         In September 1999, the board approved the issuance of 15,000 shares of Series A Convertible Preferred Stock to Bruce Hausman, Daltex's president, in exchange for the cancellation of $60,000 of debt owed to him. Each share of Series A Preferred Stock is convertible into 20 shares of common stock.

         Also in September 1999, the board approved the sale of an aggregate of $30,000 of 6% convertible notes to MCG Partners, Bruce Hausman, Herbert Mitschele and Louis DelGeurcio, all of whom are affiliated with Daltex. The notes are due in two years and are convertible into common stock at a conversion price of $.50 per share. The proceeds from this sale will be used to settle outstanding obligations.

                       ADOPTION OF 1999 STOCK OPTION PLAN

         Our Board of Directors and a majority of our shareholders have adopted the 1999 Plan to authorize 2,000,000 shares of common stock for issuance under the 1999 Plan.

Plan Description

         The statements in this document concerning the terms and provisions of the 1999 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1999 Plan, which is attached as Annex B to this document.

         The purpose of the 1999 Plan is to advance Daltex's interests by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership by these persons.

         The 1999 Plan was effective as of September 30, 1999, and unless sooner terminated by our board of directors in accordance with the terms of the 1999 Plan, will terminate on July 30, 2009. Certain employees, who are selected by the stock option committee, or if there is no stock option committee by the Board of Directors, may participate in the 1999 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") will be granted to a consultant who is not also our employee.

         The 1999 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

         The 2,000,000 shares of common stock may be issued pursuant to Options granted under the 1999 Plan. If any Option granted pursuant to the 1999 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1999 Plan. The shares acquired upon exercise of Options granted under the 1999 Plan will be authorized and unissued shares of common stock.

         The 1999 Plan is administered by a committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Board has authorized the Compensation Committee to administer the 1999 Plan. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of common stock subject to Options, the exercise price of Options and the term thereof.

      All of our employees, including officers and directors and consultants, are eligible to receive grants of Options under the 1999 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Daltex or any of our subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") will enter into an option agreement with that contains the terms and conditions deemed necessary by the Committee.

Terms and Conditions of Options

      Option Price

      For any Option granted under the 1999 Plan, the option price per share of common stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value (defined below) of the common stock on the date such Incentive Stock Option is granted. On September 30, 1999, the closing price of our common stock as reported by the OTC Bulletin Board Market was $.002 per share.

      Under the 1999 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee will in its sole and absolute discretion determine in a fair and uniform manner.

      Exercise of Options

      Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine; however, Incentive Stock Options must vest in three annual installments commencing one year from the date of grant. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which will include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that our shareholders immediately before such transaction cease to own at least 51 percent of our voting stock or of any entity that results from our participation in a reorganization, consolidation, transaction, liquidation or any other form of corporate transaction; (ii) if our shareholders approve a plan of transaction, consolidation, reorganization, liquidation or dissolution in which we do not survive; or (iii) if our shareholders approve a plan for the sale, lease, exchange or other disposition of all or substantially all our property and assets. The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1999 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of Daltex on such date.

      Unless further limited by the Committee in any Option, shares of common stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of common stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of common stock pursuant to the exercise of Options will be added to the general funds of Daltex to be used for general corporate purposes. Under the 1999 Plan, we may also lend money to an Optionee to exercise all or a portion of an Option granted under the 1999 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note will (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bears interest at a rate of interest no less than the rate of interest payable by us to our principal lender, and (iv) contain such other terms as the Committee in its sole discretion will require.

      Nontransferability

         Options granted under the 1999 Plan are not transferable by an Optionee other than to a family member or by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

      Termination of Options

      The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after ten years from the date it is granted.

      The 1999 P1an provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options will terminate three months after the such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options will terminate immediately upon this termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options will terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options will terminate 12 months after the Optionee's death.

      The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after Shareholder approval of such corporate transaction.

Outstanding Options

         As of the Record Date, no Options had been granted pursuant to the 1999 Plan.

Federal Income Tax Effects

      The 1999 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options

      Incentive Stock Options are "incentive stock options" as defined in
Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of common stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of these shares if the employee delivers the shares before the expiration of the holding period applicable to these shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

      The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an adjustment to the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an adjustment for the other year.

      If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, the holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for that year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

      In general, if, after exercising an Incentive Stock Option, an employee disposes of the acquired shares before the end of the Required Holding Period (a "Disqualifying Disposition"), an Optionee would be deemed to receive ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

      We are not allowed an income tax deduction for the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, we will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

Nonqualified Stock Options

     An Optionee granted a Nonqualified Stock Option under the 1999 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. We will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

     If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

     The above discussion is only a summary of the potential tax consequences relevant to the Optionees or to the Daltex, and may not describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this document, which are subject to change at any time.

                                  OTHER MATTERS

     The information contained in this document is to our best knowledge, and the information contained herein with respect to the directors, nominees for director, executive officers and principal shareholders is based upon information, which these individuals have provided to us.

                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders to be presented at the 2000 Annual Meeting of Shareholders must be received by Daltex no later than May 31, 2000 for inclusion in Daltex's proxy statement relating to such meeting, subject to the rules and regulations of the Commission.

                                        By Order Of The Board Of Directors,


                                        BRUCE HAUSMAN

                                        President and Chief Executive Officer


Boca Raton, Florida
October __, 1999

                                                                         Annex A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                          DALTEX MEDICAL SCIENCES, INC.

         The undersigned, Bruce Hausman, President of Daltex Medical Sciences, Inc., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         1. The name of the Corporation is Daltex Medical Sciences, Inc.

         2. The following plan of recapitalization shall be adopted:

                  (a) Each 50 shares of common stock shall be issued and outstanding on the effective date of this Certificate of Amendment shall be combined into and become one share of common stock;

                  (b) No fractional shares of common stock shall be issued to the holders thereof by reason of the aforesaid combination and instead the Company shall pay to the holders of fractional shares an amount equal to the fair market value thereof at the effective date of this Certificate of Amendment and shall be paid at such time as any holder shall surrender such holder's existing certificate in exchange for a new certificate representing the combined shares of common stock;

                  (c) Following the effective date of this Certificate of Amendment, each presently outstanding certificate for common stock shall thereafter be deemed to represent only that number of shares determined as provided above; and

                  (d) The number of shares of common stock reserved for issuance upon exercise of options or warrants shall automatically be adjusted to reflect the combination of shares provided for above.

         3. The following provisions of the Certificate of Incorporation of the Corporation are amended in the following particulars:

                  Article I is deleted and replaced with the following:

                                    ARTICLE I
                                 CORPORATE NAME

The name of this Corporation shall be ii Group, Inc.

                  Article IV is deleted and replaced with the following:

                                   ARTICLE IV
                                  CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be fifty five million (55,000,000) shares which are to be divided into two classes as follows:

         50,000,000 shares of common stock with a par value of $.01 per share;
and

         5,000,000 shares of preferred stock, with a par value of $1.00 per share.

         Series of preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         4. The foregoing amendments were adopted by a majority of the shareholders by written consent dated September 30, 1999 and by the directors of the Corporation at a meeting held on September 23, 1999 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Series A Convertible Preferred Stock

                  1. Designation and Amount. The shares of such series shall be designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the number of shares constituted in the Series A Convertible Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by the resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.


                  2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $1.00 per share of Series A Convertible Preferred Stock plus the amount of any accrued but unpaid dividends (if declared) and interest thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  3.       Voting.

                           (a) Number of Votes; Voting with Common Stock. Each
holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to one thousand (1,000) times the number of shares of Series A Convertible Preferred Stock held by such holder at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions of the following subsections of this
Section 3, holders of Series A Convertible Preferred Stock shall vote together with holders of common stock and not as separate classes, on any matter coming before shareholders.

                           (b) Adverse Effects. The Corporation shall not amend,
alter or repeal preferences, rights, powers or other terms of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Convertible Preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Convertible Preferred Stock.

                           (c) Mergers, etc. The consent of the holders of not
less than 66-2/3% of the outstanding Series A Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, shall be necessary for the Corporation to sell all or substantially all of the Corporation's assets or effect any merger, consolidation, share exchange or similar transaction to which the Corporation is a party, or to enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Corporation by another corporation or entity.

                  4. Optional Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) Right to Convert. Each share of Series A
Convertible Preferred stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, at any time and from time to time, into One Thousand (1,000) shares of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate immediately prior to the payment of any amounts distributable on liquidation to the holders of Series A Convertible Preferred Stock.

                           (b) Fractional Shares. No fractional shares of Common
Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay by a whole share of Common Stock.

                           (c) Mechanics of Conversion.

                               (i) In order to convert shares of Series A
Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at the place requested by such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                               (ii) The Corporation shall at all times during
which the Series A Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                               (iii) All shares of Series A Convertible
Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Convertible Preferred Stock accordingly.

                           (d) Adjustment for Stock Splits and Combinations. If
the Corporation shall at any time or from time to time after the date on which any Series A Convertible Preferred Stock is first issued ("the Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately adjusted. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately adjusted. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (e) Adjustments for Certain Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by multiplying the Conversion Rate by a fraction,

                               (i) the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

                               (ii) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance.

                           (f) Adjustments for Other Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                           (g) Adjustment for Reclassification, Exchange, or
Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets for below), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                           (h) Adjustment for Merger or Reorganization, etc. In
case of any consolidation, merger or share exchange of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation to which the holders of Series A Convertible Preferred Stock shall have consented in accordance with Section 3 hereof, then each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

                           (i) No Impairment. The Corporation will not, by
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid. the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                           (j) Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Rate then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all stock certificate representing Series A Convertible Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                           (k) Notice of Record Date. In the event:

                               (i) that the Corporation declares a dividend (or
any other distribution) on its Common Stock;

                               (ii) that the Corporation subdivides or combines
its outstanding shares of Common Stock;

                               (iii) of any reclassification of the Common Stock
of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock consolidation, merger or share exchange of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                               (iv) of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation, at least 20 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating:

                                    (A) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                    (B) the date on which such reclassification,
consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  5. Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preference on Series A Convertible Preferred Stock or the redemption of any shares thereof.

                  6. No Mandatory Redemption. The Series A Convertible Preferred Stock is not subject to mandatory redemption by the Corporation.

                                                                         Annex B
                          DALTEX MEDICAL SCIENCES, INC.
                             1999 STOCK OPTION PLAN


             As Approved by the Board of Directors on July 30, 1999


         1. Purpose. The purpose of the Daltex Medical Sciences, Inc. 1999 Stock Option Plan (the "Plan") is to advance the interests of Daltex Medical Sciences, Inc., a Delaware corporation (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, including key employees, consultants, independent contractors, advisory board members, Officers and Directors, by authorizing the grant of options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

(a)      "Board" shall mean the Board of Directors of the Company.

(b)      "Cause" shall mean any of the following:

         (i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

         (ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

         (iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

         (iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or its personnel;

         (v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

         (vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

         (vii) if the Optionee, while employed by the Company and for two years thereafter (or such shorter period as may be stated in any employment, confidentiality or noncompete agreement with the Optionee), violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause," the term "Cause" for purposes of this Plan shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this Section 2(b).

(c) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 35% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 35% or more in voting power of the outstanding stock of the Company.

(d)      "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e) "Committee" shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

(f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

(g) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

(h)      "Director" shall mean a member of the Board.

(i) "Employee" shall mean any person, including Officers, Directors, consultants and independent contractors, who is either employed or engaged by the Company or any parent or Subsidiary of the Company within the meaning of Code Section 3401(c) or the regulations promulgated thereunder.

(j) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("Nasdaq), or any similar system of automated dissemination of quotations of securities prices in common use, the closing sales price or, if not available the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or
         (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

(l) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) (17 C.F.R. ss.240.16(b)-3(b)(3)(i)) under the Securities
         Exchange Act of 1934, as amended.

(m) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

(n) "Officer" shall mean the Company's Chairman, chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R.ss.229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

(o) "Option" (when capitalized) shall mean any stock option granted under this Plan.

(p) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(q) "Plan" shall mean this 1999 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company's issued and outstanding Common Stock of the Company.

(r)      "Securities Act" shall mean the Securities Act of 1933, as amended.

(s) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(t) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(u) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 2,000,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option.

         4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code
Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5. Conditions for Grant of Options.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof, (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided, however, that to the extent not canceled pursuant to Section 9(b) hereof, upon a Change of Control, any Options that have not vested shall vest upon such Change in Control.

         (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

         6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% shareholder, the per Share exercise price will not be less than 110% of the Fair Market Value in accordance with Section 14 of this Plan. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this
Section 6, be deemed to have been granted on the date of the re-granting.

         7. Exercise of Options.

         (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker,
                  (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. Additionally, any Option may be exercised pursuant to a "cashless" or "net issue" exercise provision set forth therein. No Optionee shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such shares are issued to the person(s) under the terms of this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         (b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

         (a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

         (b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

         (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. Termination of Option Period.

         (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

         (i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee's employment with the Company by such Optionee following less than 30 days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

         (ii) immediately upon (A) the termination by the Company of the Optionee's employment for Cause, or (B) an Improper Termination;

         (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

         (iv) the later of (A) 12 months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in Subsection 9(a)(iii) hereof.

         (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice"), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         (c)      Upon Optionee's termination of employment as described in this
                  Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

         10. Adjustment of Shares.

         (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares pursuant to a plan of repurchase approved by the Board or to exercise a "call" purchase option), then and in such event:

         (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned;

         (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

         (iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business;
                  (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of Common Stock or common equity securities; (v) the dissolution or liquidation of the Company;
                  (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or
                  (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

         (e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

         11. Transferability of Options. No Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will, the laws of descent and distribution or to a family member or trust for the Optionee or a member of Optionee's family, unless otherwise authorized by the Board, and no Option shall be exercisable during the Optionee's lifetime by any person other than the Optionee.

         12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

         (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (ii) (A) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable shareholders' or other agreement relating to the Shares, including, without limitation, any restrictions on sale or transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements; and

                                    (B) any restrictive legend or legends, to be
embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

         13. Administration of this Plan.

         (a) This Plan shall be administered by a Committee which shall consist of not less than two Non-Employee Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted,
                  (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Options.

         (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

         (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         (e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

         14. Incentive Options for 10% Shareholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

         15. Interpretation.

         (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

         (b) This Plan shall be governed by the laws of the State of Florida.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

         (f) It is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding the above, it shall be the responsibility of each Optionee, not of the Company or the Committee, to comply with the requirements of Section 16 of the Securities Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Securities Exchange Act.

Market Standoff or Lock-Up Agreements. Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the period as may be agreed to by the Company and such underwriters (the "Lock-Up Period) following the effective date of such registration. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such Lock-Up Period.

         16. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         17. Termination Date. This Plan shall terminate 10 years after the date of adoption by the Board of Directors.